Exhibit 3.131

REPORT OF A LIMITED PARTNERSHIP

BE IT KNOWN, THAT HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership, a limited partnership organized pursuant to the provisions of Section 10-9A-20, Code of Alabama 1975, hereby makes this report to the Secretary of State pursuant to the provisions of Section 10-9A-3, Code of Alabama 1975:

That the Limited Partnership was formed and organized by executing and recording the certificate of limited partnership in the office of the Judge of Probate of Jefferson County on December 23, 1996.

That the address of the principal office of the limited partnership is:

Two Perimeter Park South

Birmingham, Alabama 35243

That the address of the office (which may but need not be a place of its business in this state) at which shall be kept the records required by Section 10-9A-4 is:

Two Perimeter Park South

Birmingham, Alabama 35243

That the name and address of the agent for service of process is:

The Corporation Company

60 Commerce Street

Suite 1100

Montgomery, Alabama 36104

Sworn to this 23rd day of December, 1996, at Birmingham, Alabama.

HEALTHSOUTH PROPERTIES CORPORATION,
Its General Partner

By:	/s/ William W. Horton
William W. Horton
Its Vice President

STATE OF ALABAMA

CHANGES FOR: HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership
(name of entity)

The following will serve to make changes to the original reports or applications of a LLC or LP as filed in the Office of the Secretary of State of Alabama. This form may be used to change the registered agent, registered address, principal address, members, or any information that is now different from the original report or application.

1: Name of Entity: HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership

2: State & Court of Formation: Alabama; Jefferson County Date of Formation: December 23, 1996

3:	Please change the registered agent from:

to:                                                                                                   .

4: Please change the registered address from: 60 Commerce Street, Suite 1100, Montgomery, AL 36104 to: 2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

5:	Please change the principal address from:

to:

6:	Please make the following changes other than above:

HEALTHSOUTH Holdings, Inc.
Its General Partner
DATE: June 16, 1998	Signature:	/s/ William W. Horton
William W. Horton
(Please Print/Type Name)
Vice President
(Your title)

STATE OF ALABAMA

CHANGES FOR:	HEALTHSOUTH Rehabilitation Hospital of Arlington Limited
(name of entity)

The following will serve to make changes to the original reports or applications of a LLC or LP as filed in the Office of the Secretary of State of Alabama. This form may be used to change the registered agent, registered address, principal address, members, or any information that is now different from the original report or application.

1:	Name of Entity: HEALTHSOUTH Rehabilitation Hospital of Arlington Limited

2:	State & Court of Formation: Alabama; Jefferson County Date of Formation: 12/26/1996

3:	The name of the registered agent is: The Corporation Company

4:	Please change the registered address from: 60 Commerce Street, Suite 1100, Montgomery, AL 36104

to:	2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

5:	Please change the principal address from: 60 Commerce Street, Suite 1100, Montgomery, AL 36104

to:	2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

6:	Please make the following changes other than above: None

DATE:	2/2/9	Signature:	/s/ Richard E. Botts
Richard E. Botts
(Please Print/Type Name)
Sr. Vice President
(Your title)

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